                                                                   EXHIBIT 10.11
                                                                   -------------

     [CERTAIN INFORMATION HAS BEEN OMITTED HEREIN PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.]


                               LICENSE AGREEMENT
                               -----------------

                                    between
ALCO Chemicals Ltd., 223 Regents Street, London WlR 7DB, England (hereinafter called "ALCO"), represented for these purposes by Mr. Carlo Salvi,
                                      and
SICOR Limited, 34 John Street, London WC1 N2AT, England (hereinafter called "SICOR "), represented for these purposes by Mr. Martin Roy Priest.

                                    RECITALS

WHEREAS SICOR has entrusted SICOR Societa Italiana Corticosteroidi S.p.A., Rho
(Mi), Italy with the production of certain anti-neoplastic antibiotics on an industrial scale and is interested in obtaining suitable micro-organisms and related Technology to assist it in enlarging the scope of such production,

WHEREAS ALCO is willing to supply such a micro-organism and technology useful in the production of such an antibiotic,

Now, THEREFORE, the parties have agreed as follows :

1)  DEFINITIONS
    -----------

     (a)  "MITOMYCIN C" shall mean :

the compound described in the United States Pharmacopoeia, XXI edition, page 699; which complies with the United States Pharmacopoeia and the Code Federal Regulations effective as of the date of delivery of the STRAINS and TECHNOLOGY as provided for in clause 3 below.

     (b)  "STRAIN" shall mean :

a micro-organism belonging to the genus Streptomyces as described in the attached exhibit 1.

     (c)  "TECHNOLOGY" shall mean :

(i) information relating to the maintenance and reproduction of the STRAIN in the laboratory as described in the attached Exhibit 2.

(ii) information relating to the utilization of the STRAIN to produce MITOMYCIN C in the laboratory as described in the attached Exhibit 3.

     (d) "TERRITORY" shall mean : All countries world-wide except the People's Republic of China.

     (e) "IMPROVEMENTS" shall mean: All inventions, modifications and discoveries, patented or not, related to the STRAIN and/or TECHNOLOGY which enables MITOMYCIN C to be manufactured more efficiently or at a lower cost, acquired or conceived, during the term of this Agreement.

2)  LICENSE GRANT
    -------------

ALCO hereby grants SICOR, subject to all the terms and conditions hereof, an exclusive right and license to use the STRAIN and TECHNOLOGY and manufacture and sell MITOMYCIN C in all the countries in the TERRITORY except the United States of America and Japan.

Furthermore ALCO hereby grants SICOR subject to all the terms and conditions hereof, a non-exclusive right and license to sell MITOMYCIN C in the People's Republic of China.

ALCO represents and warrants that ALCO has full right to grant the license set forth herein.

3)  DELIVERY OF THE STRAIN AND TECHNOLOGY
    -------------------------------------

Within 30 days of the effective date of this agreement, ALCO will deliver to SICOR the STRAIN in lyophilized form and as a soil culture in three ampoules each, together with the TECHNOLOGY as described in the attached Exhibits 1, 2, and 3 in the English language in sufficient detail that experts in the art may verify the guarantees as set forth in clause 4 below. This detailed TECHNOLOGY will include complete instructions for STRAIN maintenance, propagation, media composition, productivity testing in the laboratory, and isolation and purification of MITOMYCIN C.

4)  GUARANTEES
    ----------


     (a) ALCO guarantees the efficiency of the STRAIN to produce the stipulated amount of MITOMYCIN C as well as the recovery rate of MITOMYCIN C as specified in attached Exhibits 1, 2, and 3 when the STRAIN is utilized in the manner described in such Exhibits as well as the TECHNOLOGY described in the same Exhibits and in clause 4 above provided SICOR Societa Italiana Corticosteroidi's facilities have all the equipment listed in Exhibits 1, 2, and 3.

     (b) In the event that the STRAIN should prove to be less than that guaranteed in clause 4(a) above, ALCO shall be entitled to receive an additional three (3) ampoules of the lyophilized form and soil culture in replacement of the faulty STRAIN, provided that SICOR gives written notice to ALCO within four (4) months of the delivery of the STRAIN that the results of initial testing of any ampoule of the STRAIN failed to meet the guaranteed efficiency, accompanied by a written report on the results of such testing.

     (c) In the event that either the replacement STRAIN as described in clause 4(b) above or the TECHNOLOGY as described in attached exhibits 2, and 3, and clause 4 above shall fail to meet the guaranties as described in clause 4(a) above, SICOR shall have the right of recourse to the Technical Arbitration as described in clause 8 below, provided that SICOR gives written notice to ALCO within four (4) months of the delivery of either the replacement STRAIN or the TECHNOLOGY that the results of ALCO's verification of either the replacement STRAIN and/or TECHNOLOGY failed to meet the guarantees as stipulated in clause 4(a) above, accompanied by a written report on the results of such verification.

     (d) In the event that the decision of the Technical Arbitration finds in favour of SICOR, SICOR shall be entitled to a reduction of the payments provided for in clause 6 below according to the following formulae:

(i)  in the event only on guarantee has not been met :

verified performance _ x 100 = % payable guaranteed performance
--------------------

(ii) in the event more than one guarantee has not been met

verified performance i x verified performance n x 100 =
--------------------     --------------------
guaranteed performance i guaranteed performance n
                              % payable

where "i" represents the first guarantee not met and "n" represents each successive guarantee not met.

5)  TECHNICAL ASSISTANCE
    --------------------

Upon SICOR's request ALCO agrees to provide SICOR with all necessary technical assistance for the start-up, and SICOR agrees to reimburse ALCO all expenses incurred, without any extra fee.

6)  PAYMENT AND PAYMENT TERMS
    -------------------------

In consideration of the license to the STRAIN and TECHNOLOGY granted pursuant to clause 2 above, ALCO shall receive from SICOR the sum of United States Dollars Ninety thousand (US$ 90,000) to be paid by compensation with fifty percent (50%) of the amount of SICOR's invoices to ALCO for the sale of COMPOUND pursuant to clause 7 below.

7)  SUPPLY OF COMPOUND
    ------------------

In further consideration of the license to the STRAIN and TECHNOLOGY granted pursuant to clause 2 above, SICOR agrees to sell MITOMYCIN C exclusively to ALCO, and ALCO agrees to purchase MITOMYCIN C exclusively from SICOR for distribution solely within the territory of the United States of America and Japan. The terms and conditions of a supply agreement covering such sale and purchase shall be defined separately.

8)  RESTRICTIONS AND CONFIDENTIALITY
    --------------------------------

Except as permitted herein, each party shall maintain in confidence and make no use of any data or information disclosed to it by the other party hereunder. Such undertaking shall, however, not apply to the extent the receiving party is able to demonstrate that such data or information was already known to it prior to disclosure hereunder, that such data or information was in the public domain at the time of disclosure or subsequently became part of the public domain through no fault of the receiving party, or that such data or information was acquired by the receiving party from a third party having no secrecy obligation to the disclosing party. Data and information disclosed prior to the execution of this Agreement shall also be governed by the provisions hereof.

8)  VERIFICATION BY INDEPENDENT EXPERTS
    -----------------------------------

In the event of any dispute which cannot be amicably resolved between the parties hereto as to whether or not any one or more of the guarantees indicated in clause 4 above has been met, SICOR shall be entitled to appoint an internationally qualified independent expert in accordance with the International Chamber of Commerce's Rules for Technical Expertise to witness a re-testing of the STRAIN and/or TECHNOLOGY in question in SICOR's laboratory. ALCO shall be entitled to appoint its own representative to attend such re-testing. The independent experts' decision as to whether or not the guarantee in question has been met shall be final and binding. The costs of such verification shall be shared equally by SICOR and ALCO.

9)  IMPROVEMENTS
    ------------

If during the validity of this agreement, ALCO should acquire any IMPROVEMENTS in either the STRAIN and/or TECHNOLOGY, SICOR shall have the right of first refusal to such improvements under terms and conditions to be agreed upon by SICOR and ALCO. If SICOR elects to exercise such a right the conditions particularly with regard to the exclusivity will be essentially the same as those contained in this Agreement.

10)  FORCE MAJEURE
     -------------

Except with respect to the payment of any monies due hereunder, neither party shall be liable or be in breach of any provision of this Agreement for any failure or delay on their part to perform any obligation hereunder because of force majeure or any other cause beyond the control of such party including without limitation, strikes, lockouts, technical problems/disturbances in the production, and shortage of raw materials or energy, legal restrains or governmental or authorities' regulations/actions provided that such party shall promptly give notice to the other party of such occurrence, and shall move to eliminate the effect thereof to the extent possible and with all reasonable dispatch.

11)  TERM AND TERMINATION
     --------------------

     a) This Agreement shall become effective on the date of the last signature to this Agreement.

     b) This Agreement shall continue for a period of ten (10) years from the date of the last signature to this Agreement.

     c)  In case a condition of force majeure continues for a period of three
(3) months or more, the parties shall meet and decide the future course of action. In the event that no settlement is concluded regarding future course of action, the party not claiming force majeure shall be entitled to terminate this Agreement by giving thirty (30) days' notice in writing to that effect to the other party.

12)  BREACH OF AGREEMENT
     -------------------

Notwithstanding the provisions of clause 11 above, either party shall be entitled to terminate this Agreement forthwith by written notice to the other upon the happening of anyone of the following events :

     a) If the other party breaches or fails to observe or perform any of its material obligations under this Agreement and shall fail to cure such breach during a period of sixty (60) days after receipt of written notice from the offended party. If the other party fails to cure the breach, then the party who has given notice may terminate the Agreement with one month's written notice without prejudice to any other rights.

     b) If the other party is a corporation and there is a change in the effective ownership or control of that corporation which would materially and detrimentally affect the interests of the party wishing to terminate.

     c) If the other party becomes subject to winding-up proceedings or procedure or suffers the appointment of an official inspector, a receiver, manager or provisional liquidator, or becomes insolvent or commits an act of bankruptcy.

13)  COMPENSATION
     ------------

No compensation shall be payable in consequence of a termination of this agreement pursuant to clause 10. However, should this Agreement be terminated by reason of breach of agreement pursuant to clause 12, the party terminating this Agreement shall be entitled to seek recovery of the damages suffered by him as a result of the breach.

14)  NOTICES
     -------

All notices, communications, demands and payments under this Agreement shall be in writing and shall conclusively be presumed to be given or made at the time they are personally given or made, or at the time of sending if sent by telex of telefacsimile, or ten days after mailing if sent by registered or certified air mail (return receipt registered) as evidenced by the postmark at the point of mailing, or three days after they are placed in an envelope and deposited with a reputable international courier service for express delivery, addressed as follows :

If to ALCO

Alco Chemicals Ltd.,
271 Preston Road,
Harrow,
Middlesex HA3 OPS
England
Attention : Managing Director
Telex     : 265871 MONREF G
Telefax   : (00441) 904 2044

If to SICOR

SICOR Limited,
34 John Street,
London WC1 N2AT
England
Attention : Chairman
Telex     : 884587 G
Telefax   : (00441) 831 8249

or to such other person or address as either party may, by notice, specify to the other.

15)  VARIATIONS AND AMENDMENTS
     -------------------------

Variations, alterations and additions to this Agreement shall only be deemed to have become part of this Agreement when it is specifically stated that it has become part of this Agreement and has been signed by both parties. This Agreement sets forth the entire understanding and supersedes and replaces any and all prior negotiations, discussions or agreements of the parties as to such subject matter, oral or written.

16)  WAIVER
     ------

No failure or delay of any party to exercise any right, power or privilege hereunder, shall operate as waiver, nor shall the waiver of any right or default hereunder be a waiver of any right on a continuing default or a subsequent default of a similar nature.

17)  ASSIGNMENT
     ----------

Without the mutual written agreement of the parties hereto, this Agreement shall not be assignable.

18)  CAPTIONS
     --------

The captions of the respective clauses of this Agreement are for convenience only and do not constitute a part of this Agreement and shall be disregarded in construing this Agreement.

19)  PARTIAL INVALIDITY
     ------------------

Should any part of this Agreement be rendered invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder, unless the part so rendered invalid or unenforceable impairs the value of the whole Agreement to either party. Subject to this, such part shall be re-negotiated between the parties in such a way as to render the same valid and to achieve its purposes to the extent valid and enforceable

20)  LAW
     ---

     a) This Agreement shall be governed by and construed in accordance with the substantive laws for the time being in force in the England.

     b) Any dispute of difference between the parties arising out of, or in connection with this Agreement which the parties cannot resolve amicably or by recourse to the I.C.C.'s International Center for Technical Expertise as provided in clause 8 shall be finally resolved by arbitration in London in accordance with the Rules and Regulations of the International Chamber of Commerce by three arbitrators appointed in accordance with such rules and judgement on the award may be entered by any Court having jurisdiction thereof.

IN WITNESS WHEREOF both parties have caused this Agreement to be signed by their respective duly authorized officers or representatives on the dates indicated below.

For and on behalf of

ALCO CHEMICALS Limited        SICOR Limited

By:   /s/ Carlo Salvi            By:   /s/ Mr. Martin Roy Priest
      ----------------                 ---------------------------
     Mr. Carlo Salvi                Mr. Martin Roy Priest
     Managing Director              Director

     Date: January 9th, 1989        Date: January 9th, 1989

                                EXHIBITS 1 AND 2



                      [CONFIDENTIAL TREATMENT REQUESTED]

                      [CONFIDENTIAL TREATMENT REQUESTED]

                                   EXHIBIT 3



                      [CONFIDENTIAL TREATMENT REQUESTED]

                   Table 1.  The cultural characteristics of


                      [CONFIDENTIAL TREATMENT REQUESTED]

                       LICENSE AGREEMENT - ADDENDUM NO. 1
                       ----------------------------------


between

ALCO CHEMICALS LTD., 223 Regents Street, London W1R 7DB, England (hereinafter "ALCO"), represented for these purposes by Mr. Carlo Salvi,

and

SICOR - SOCIETA ITALIANA CORTICOSTEROIDI SPA, Rho (MI), Italy (hereinafter "SICOR SPA"), represented for these purposes by Mr. Rolando Santi.

WHEREAS ALCO has stipulated a License Agreement dated January 9th, 1989 (hereinafter the "License Agreement"), with SICOR LIMITED, London, England.

WHEREAS ALCO has been informed that as a result of the restructuring of the companies part of the SICOR group, SICOR SPA has assumed all rights, obligations, benefits and interest of SICOR LIMITED under the License Agreement. The said restructuring was carried out, with respect to the License Agreement, in agreement with ALCO.

WHEREAS ALCO and SICOR SPA wish to modify certain terms and conditions of the License Agreement.

NOW THEREFORE the parties hereby agree as follows:

(1) SICOR SPA hereby confirm to ALCO that in accordance with the agreements reached and arrangements made in the context of the restructuring of the SICOR group companies, SICOR SPA has assumed and acquired all of SICOR LIMITED's rights, obligations, interest and benefits under the License Agreement. SICOR SPA hereby confirms being fully aware of the terms and conditions of the License Agreement and expressly confirms its approval thereof and its undertaking to be bound by the said terms and conditions as were previously applicable to SICOR LIMITED.

     ALCO hereby expressly confirms its unconditional agreement with the said assumption and acquisition by SICOR SPA and hereby acknowledges its acceptance of SICOR SPA as counterpart under the License Agreement and agrees that it will have no further claims towards SICOR LIMITED arising under the License Agreement.

(2) In consideration of the surrogation as foreseen in section 1 hereof, all reference in the License Agreement to "SICOR" shall be deemed reference to "SICOR SPA".

(3)  ALCO and SICOR SPA agree that section 6) PAYMENT AND PAYMENT TERMS of the
                                              -------------------------
     License Agreement shall be deemed modified to include the following new paragraph:

     quote

     On the other hand, in order to partially cover the expenses incurred by SICOR SPA for the development of the process for the manufacture of MITOMYCIN C, and moreover in consideration of the undertaking of SICOR SPA to provide ALCO, free of charge, with a certain quantity of MITOMYCIN C in order to allow ALCO to obtain marketing license approval in the United States of America and in Japan, ALCO has agreed to pay to SICOR SPA an amount of US$ 1'000'000.-- (US Dollars one million) to be paid as follows:
     - US$ 400'000.-- (US Dollars four hundred thousand) on July 31st, 1992; - US$ 400'000.-- (US Dollars four hundred thousand) on December 31st, 1992; - US$ 200'000.-- (US Dollars two hundred thousand) on March 31st, 1993.

     unquote

(4)  ALCO and SICOR SPA agree that section 7) SUPPLY OF COMPOUND of the License
                                              ------------------
     Agreement shall be deemed modified to include the following new paragraph:

     quote

     SICOR SPA agrees and undertakes to provide ALCO, free of charge, with 750 grammes of MITOMYCIN C in order to allow ALCO to obtain marketing license approval in the United States of America and in Japan.

     unquote

(5)  ALCO and SICOR SPA agree that section 14) NOTICES of the License Agreement
                                               -------
     shall be deemed modified in so far as the address of SICOR LIMITED shall be replaced by the address of SICOR SPA to read as follows:

     quote

     If to SICOR SPA

     SICOR - Societa Italiana Corticosteroidi S.p.A.
     via Terrazzano, 77
     20017 RHO (Milan)
     ITALY

     Att:  Mr. Rolando Santi
     Telex:  325814 sicor i
     Telefax:  (00392) 9306630
     unquote

(6) Terms and expressions used herein shall, unless otherwise determined, have the same meaning as defined in the License Agreement.

(7) Except as expressly provided herein all other terms and conditions of the License Agreement remain unchanged, valid and in full force and effect.

(8) The present Addendum shall constitute an integral part of the License Agreement and shall be construed and interpreted in accordance therewith.

(9) The present Addendum shall be deemed to have entered into effect as of January 1st, 1992.

IN WITNESS WHEREOF the parties hereto have caused this Addendum to be duly executed this 16th day of June, 1992.


ALCO                          SICOR SPA
----                          ---------

ALCO CHEMICALS LTD.           SICOR
                              Societa Italiana Corticosteroidi S.p.A.



/s/ Carlo Salvi               /s/ Rolando Santi Zoppi
-----------------------       ------------------------------

          ADDENDUM NO. 2, dated as of October 31, 1996, between ALCO CHEMICALS LTD., a corporation organized under the laws of Guernsey, Channel Islands ("Alco"), and SICOR Societa' Italiana Corticosteroidi S.p.A., a corporation organized under the laws of Italy ("SICOR"), to the License Agreement, dated January 9, 1989, between Alco and SICOR, as successor to SICOR Limited, as amended by Addendum No. 1, dated June 16, 1992, between ALCO and SICOR (as to amended, the "License Agreement").

                              W I T N E S S E T H:

          WHEREAS, Alco and SICOR, as successor in interest to SICOR Limited, are parties to the License Agreement; and

          WHEREAS, Section 7 (Supply of Compound) of the License Agreement provides, among other things, that SICOR shall only sell Mitomycin C ("Mitomycin") to customers in the United States of America or Japan through Alco; and

          WHEREAS, SICOR, with the consent of Alco, has delivered Mitomycin to customers located in the United States of America, without selling through Alco; and

          WHEREAS, SICOR has requested that the License Agreement be modified to reflect the understanding between SICOR and Alco; and

          WHEREAS, Alco is willing to amend the License Agreement, as more fully set forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          (10) Defined Terms.  Terms defined in the License Agreement as amended
               -------------
hereby shall have their respective defined meaning when used herein.

          (11) Amendment to Section 1 (Definitions).  Section 1 (Definitions) of
               ------------------------------------
the License Agreement is hereby amended by deleting it its entirely paragraph
(a) of such section and substituting in lieu thereof the following:

          "(a)  'MITOMYCIN C' shall mean:

          the compound described in the United States Pharmacopoeia, XXI edition, page 699; which complies with the United States Pharmacopoeia and the Code of Federal Regulations effective as of the date of delivery of the STRAIN and TECHNOLOGY, as provided in clause 3 below, and which is manufactured from the STRAIN employing the TECHNOLOGY."

     (12) Amendment to Section 2 (License Grant).  Section 2 (License Grant) of
          --------------------------------------
the License Agreement is hereby amended by deleting in its entirely the first paragraph of such section and substituting in lieu thereof the following:

          "ALCO hereby grants SICOR, subject to all the terms and conditions hereof, an exclusive right and license to use the STRAIN and TECHNOLOGY and to manufacture and sell MITOMYCIN C in all the countries of the TERRITORY except Japan."

          (13) Amendment to Section 7 (Supply of Compound).  Section 7 (Supply
               -------------------------------------------
of Compound) of the License Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

          "In further consideration of the license to the STRAIN and TECHNOLOGY granted pursuant to clause 2 above, SICOR agrees to sell MITOMYCIN C to ALCO, and ALCO agrees to purchase MITOMYCIN C from SICOR. The terms and conditions of any such supply agreement covering any such sale and purchase shall be defined separately.

          SICOR agrees to provide ALCO, free of charge, with an amount of up to 750 grams of MITOMYCIN C in order to allow ALCO to obtain marketing license approval in the United States of America and in Japan."

          (14) Effective Date of Amendment.  This Addendum No. 2 shall have
               ---------------------------
effect from January 9, 1989, and the License Agreement shall be deemed amended as herein provided effective as of such date.

          (15) Waiver.  Notwithstanding the foregoing, Alco hereby waives any
               ------
and all breaches of, or defaults under, the License Agreement which may have occurred, during, or which may arise from, the period from the date of the License Agreement to the date hereof.

          (16) No Other Amendments; Confirmation.  Except as expressly amended,
               ---------------------------------
modified and supplemented hereby, the provisions of the License Agreement shall remain in full force and effect.

          (17) Governing Law.  This Addendum No. 2 shall be governed by, and
               -------------
construed and interpreted in accordance with, the laws of England.

          (18) Counterparts.  This Addendum No. 2 may be executed in any number
               ------------
of counterparts (including on separate counterparts), all of which counterparts, taken together, shall constitute one and the same instrument. This Addendum No. 2 may be delivered by facsimile transmission of the relevant signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum No. 2 to the duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                              ALCO CHEMICAL LTD.



                              By  /s/ Carlo Salvi
                                 ---------------------------

                                 Name: Carlo Salvi
                                 Title: Attorney in Fact


                              SICOR SOCIETA' ITALIANA
                              CORTICOSTEROIDI S.P.A.



                              By  /s/ Dr. Giampaolo Colla
                                 --------------------------
                                 Name: Dr. Giampaolo Colla
                                 Title: Managing Director



                              By  /s/ Dr. Roberto Giani
                                 -------------------------
                                 Name: Dr. Roberto Giani
                                 Title: Technical Director